                                 EXHIBIT 99.2


                            McLAGAN PARTNERS, INC.
                          INCENTIVE COMPENSATION PLAN

     1.   Purpose

     This Incentive Compensation Plan (the "Plan") is being adopted in connection with (i) the acquisition by McLagan Partners, Inc., a Delaware corporation (the "Company") and a wholly-owned subsidiary of ASI Solutions Incorporated, a Delaware corporation ("ASI"), of substantially all of the assets of McLagan Partners Incorporated, an Illinois corporation ("McLagan"), (ii) the acquisition by McLagan Partners International, Inc. a Delaware corporation ("New International") and a wholly-owned subsidiary of the Company, of substantially all of the assets of McLagan Partners International Incorporated, an Illinois corporation ("McLagan International"), and (iii) the acquisition by McLagan Partners Asia, Inc., a Delaware corporation ("New Asia" and together with New International, the "Subsidiaries") and a wholly-owned subsidiary of the Company, of substantially all of the assets of McLagan Partners Asia Incorporated, an Illinois corporation ("McLagan Asia" and, together with McLagan and McLagan International, the "McLagan Entities") pursuant to three separate Asset Purchase Agreements, each dated as of November 13, 1997, by and among the Company and its Subsidiaries, respectively, each McLagan Entity, respectively, and all holders of outstanding capital stock of each of the McLagan Entities (the "Asset
Purchase Agreements"). The Plan, the adoption of which is a condition to the closing of the transactions contemplated by the Asset Purchase Agreements (the "Closing"), authorizes the grant of cash incentive awards to the participants named on Exhibit A hereto (the "Participants"). Additional Participants may be
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added to Exhibit A by mutual consent of the Company's Board of Directors and the
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Participants.  The Plan is being adopted as a performance incentive for the
Participants in connection with the operation by the Company and its Subsidiaries of the businesses formerly operated by one or more of the McLagan Entities, which businesses are being purchased by the Company and its Subsidiaries pursuant to the Asset Purchase Agreements.

     2.   Awards

     Subject to the terms and conditions of the Plan, cash awards shall be made under the Plan as follows:

          (a) As soon as practicable following the expiration of each of (i) the period from and including the date of the Closing to and including December 31, 1997 ("Period I"), (ii) the period from and including January 1, 1998 to and including March 31, 1999 ("Period II"), and (iii) the period from and including April 1, 1999 to and including March 31, 2000 ("Period III"), ASI's Chief Financial Officer shall deliver to the Compensation Committee of ASI's Board of Directors (the "Compensation
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     Committee") an unaudited consolidated statement of income of the Company and the Subsidiaries for the applicable period, prepared in accordance with generally accepted accounting principles applied consistently during the applicable period (except that such statement of income may not contain all footnotes required by generally accepted accounting principles) (the "Income Statements" and each, an "Income Statement").

          (b) The aggregate amount of cash to be awarded under the Plan with respect to each period (the "Aggregate Award Amount") shall be determined based on the income from operations (the "Consolidated Operating Income") reflected on the Income Statement for the applicable period as follows:

          For each of the equations set forth below, "x" equals Consolidated Operating Income for the pertinent period and "y" equals the Aggregate Award Amount for such period.

              (i) For Period I, the Aggregate Award Amount shall equal Consolidated Operating Income minus One Million, One Hundred Thousand Dollars ($1,100,000)

                         y = x - $1,100,000;

              (ii)  For Period II, the Aggregate Award Amount shall equal:

                    (A) if Consolidated Operating Income for Period II is less than Six Million, Seven Hundred Fifty Thousand Dollars ($6,750,000), then the Aggregate Award Amount for Period II shall equal Consolidated Operating Income minus Four Million, Five Hundred Thousand Dollars ($4,500,000)

                         y = x - $4,500,000; or

                    (B) if Consolidated Operating Income for Period II is greater than Six Million, Seven Hundred Fifty Thousand Dollars ($6,750,000), then the Aggregate Award Amount for Period II shall equal Two Million, Two Hundred Fifty Thousand Dollars ($2,250,000) plus Sixty Percent (60%) of the sum of Consolidated Operating Income minus Six Million, Seven Hundred Fifty Thousand Dollars ($6,750,000)

                         y = [$2,250,000 + (.6) (x - $6,750,000)]; and


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

              (iii) For Period III, the Aggregate Award Amount shall equal:

                    (A) if Consolidated Operating Income for Period III is less than Five Million, Four Hundred Thousand Dollars ($5,400,000), then the Aggregate Award Amount for Period III shall equal Consolidated Operating Income minus Three Million, Six Hundred Thousand Dollars ($3,600,000)

                        y = x - $3,600,000; or

                    (B) if Consolidated Operating Income for Period III is
               greater than Five Million, Four Hundred Thousand Dollars ($5,400,000), then the Aggregate Award Amount for Period III shall equal One Million, Eight Hundred Thousand Dollars ($1,800,000) plus Sixty Percent (60%) of the sum of Consolidated Operating Income minus Five Million, Four Hundred Thousand Dollars ($5,400,000)

                        y = [$1,800,000 + (.6) (x - $5,400,000)].

          (c) It is the intention of the Company, the Subsidiaries, ASI and the Participants that Consolidated Operating Income for each Period, as set forth on the Income Statement for such Period, shall be determined by ASI's Chief Financial Officer on a stand-alone basis for the Company and its Subsidiaries consistent with the basis on which "operating income" was determined by the McLagan Entities prior to the Closing. In connection therewith, for the purposes of this Plan neither the Company nor any Subsidiary shall attribute any expense or liability to the Company or its Subsidiaries except for expenses and liabilities (i) arising in connection with the operation of the businesses formerly operated by one or more of the McLagan Entities and (ii) which are in the ordinary course of business or which are in the nature of expenses or liabilities historically incurred by the McLagan Entities. Without limiting the generality of the foregoing, it is expressly understood that (i)(x) the salaries and other compensation (other than incentive compensation hereunder) of the Participants (as set forth in the Employment and Non-Competition Agreements between each Participant and the Company) and all compensation payable to other employees of the Company and (y) reasonable charges for services of a nature which any McLagan Entity would have incurred (e.g., accounting or computer services), which are provided to the Company or any Subsidiary by ASI shall be treated as items of expense in the calculation of Consolidated Operating Income for each Period and (ii) interest and incentive compensation payable hereunder to the Participants shall not be treated as expenses in the calculation of Consolidated Operating Income for each Period.

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

          (d) The respective portions of the Aggregate Award Amount which shall be allocated to the various Participants with respect to each Period shall be made in accordance with Exhibit B attached hereto.
                                ---------

          (e) The foregoing notwithstanding, for Periods subsequent to the date on which any one or more Participants are no longer eligible to receive incentive compensation hereunder, the Aggregate Award Amount for any such Period shall be reduced by a percentage equal to the percentage of the Aggregate Award Amount paid to such ineligible Participants with respect to the immediately prior Period. For example: Assume that (i) the Aggregate Award Amount for Period II equals $2,000,000, (ii) a Participant receives an award of $500,000 for such Period, and (iii) such Participant is an ineligible Participant for Period III, then the Aggregate Award Amount otherwise available for Period III and any subsequent Period shall be reduced by 25% (500,000/2,000,000).

     3.   Administration

          (a) The Plan shall be administered by the Compensation Committee, as such committee is constituted from time to time. Action by the Compensation Committee with respect to the Plan shall require the affirmative vote of a majority of all of its members.

          (b) Subject to the terms and conditions of the Plan, the Compensation Committee shall have the power:

              (i) To construe and interpret the Plan and to establish, amend and revoke rules and regulations for the administration of the Plan (including, without limitation, to correct any defect or supply any omission, or reconcile any inconsistency, in the Plan) in the manner and to the extent the Compensation Committee shall deem necessary or expedient to make the Plan fully effective; and

              (ii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of ASI, the Company, the Subsidiaries and the Participants with respect to the Plan.

     All decisions and determinations by the Compensation Committee in the exercise of these powers shall be final and binding upon the Company and the Participants.

     4.   Cash Subject To Award

     The Compensation Committee shall award to the Participants, with respect to each of Period I, Period II and Period III, the entire Aggregate Award Amount for each such Period. Except as otherwise provided in Section 5 below, such awards shall be distributed by the

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

Company to the Participants no later than thirty (30) days after the end of the particular Period. In no event shall the aggregate amount of cash awards made to the Participants with respect to any Period exceed the Aggregate Award Amount for such Period.

5.   Eligibility

     (a) Cash awards under the Plan shall be made solely to the Participants set forth on Exhibit A, as such Exhibit is amended from time to time by mutual
         ---------
consent of the Company's Board of Directors and the Participants. No person who is not an employee of the Company on the last day of any Period (a "Terminated Participant") shall be entitled to receive any award under the Plan with respect to such Period, regardless of whether such person is listed as a Participant on Exhibit A, unless such Terminated Participant's employment with the Company was
---------
terminated under circumstances constituting a breach by the Company of the Employment and Non-Competition Agreement between such Terminated Participant and the Company, if any. The portion of the Aggregate Award Amount that would otherwise be payable to a Terminated Participant, but for the termination of his or her employment, shall be retained by the Company.

     (b) Notwithstanding Section 5(a) above, in the event a Participant's employment with the Company is terminated during any Period as a result of the Disability (as defined below) or death of such Participant, such Participant (or his or her estate, if applicable) shall be entitled to receive an award for such period in an amount equal to the product of the amount which the Participant would have been entitled to receive had such Participant remained employed for the entire Period (as determined in accordance Exhibit B) multiplied by a
                                               ---------
fraction, the numerator of which shall be the number of days during such Period that the Participant actually worked for the Company and the denominator of which shall be the total number of days in such Period. The portion of the Aggregate Award Amount by which any Participant's award is reduced pursuant to the preceding sentence shall be retained by the Company.

     (c) For purposes of the Plan, a Participant shall be deemed to be "Disabled" if he or she shall be unable, due to a physical or mental condition, to perform the essential functions of the Participant's then existing position or positions with the Company with or without reasonable accommodation. If any question shall arise as to whether during any Period the Participant is "Disabled" so as to be unable to perform the essential functions of the Participant's then existing position or positions with or without reasonable accommodation, the Participant may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company as to whether the Participant is Disabled or how long such disability is expected to continue, and such certification shall for the purposes of the Plan be conclusive of the issue. Each Participant shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Participant shall fail to submit such certification, the Company's determination of such issue shall be binding upon the Participant.

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

     6.   Taxation Of Awards
          ------------------

     The Company shall undertake to make deductions, withholdings and tax reports with respect to awards under the Plan to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under the Plan shall be in amounts net of any such deductions or withholdings. Nothing in the Plan shall be construed to require the Company to make any payments to compensate any Participant for any adverse tax effect associated with any awards or for any deduction or withholding from any awards.

     7.   Certain Tax Limitations
          -----------------------

     It is the intention of the Company that no awards under the Plan shall be nondeductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of the Plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any awards exceed the amount which can be deducted by the Company, such awards shall be reduced to the maximum amount which can be deducted by the Company. To the extent that awards exceeding such maximum deductible amount have been made to or for the benefit of any Participant, such excess awards shall be refunded to the Company with interest thereon at the applicable federal rate determined under
Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such awards shall be nondeductible to the Company by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the awards to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Participant shall determine which method shall be followed, provided that if the Participant fails to make
                                --------
such determination within forty-five (45) days after the Company has given notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

     8.   Amendment of the Plan
          ---------------------

     The Board of Directors of the Company, with the written consent of all of the Participants, may discontinue or amend the Plan at any time, or from time to time.

     9.   Nonexclusivity of the Plan
          --------------------------

     The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors or the Compensation Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of cash bonuses or awards otherwise than under the Plan. The Plan


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

shall not under any circumstances be deemed to confer upon any Participant or other employee any right to continued employment with the Company or ASI.

     10.  Governing Law

     The Plan shall be governed by the laws of the state of Connecticut, except to the extent that such law is preempted by federal law.

     11.  Effective Date of the Plan; Duration of the Plan

     The Plan shall become effective upon the date that it is approved by the Board of Directors. The Plan shall expire, and no further awards shall be made under the Plan, after the date on which the awards, if any, with respect to Period III are made; provided, however, that in the event that any Participant
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(each a "Continuing Participant") continues his employment by the Company pursuant to an extension of that certain Employment Agreement, dated as of November 13, 1997, by and between the Company and such Continuing Participant, this Plan shall be continued for a period of one year; the terms and conditions of this Plan shall remain in full force and effect for such one year period; and the Aggregate Award Amount for such one year period shall be calculated pursuant to Section 2(b)(iii) above.

                                      ***

Approved By Board of Directors: November 13, 1997

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

                                   EXHIBIT A

                               Plan Participants


                                F. Samuel Smith

                                C. Bruce McLagan

                             Albertus van den Broek

                               Michael P. Curran


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

                                   EXHIBIT B

                               Award Percentages


                      Percentage of       Percentage of        Percentage of
                    Period I Aggregate Period II Aggregate   Period III Aggregate
Participant Name        Award Amount       Award Amount          Award Amount
------------------  ------------------ -------------------   --------------------

F. Samuel Smith     To be determined           *                      *
                    by the Participants

C. Bruce McLagan

Albertus van den Broek

Michael P. Curran




*The first $1.2 million for each Period other than Period I will be shared as follows (collectively, the "Base Amounts"):

                   F. Samuel Smith          -    $250,000
                   C. Bruce McLagan         -    $250,000
                   Albertus van den Broek   -    $250,000
                   Michael P. Curran        -    $450,000

     Thereafter all sums will be determined by mutual agreement of the Participants. If a Participant is ineligible to receive any portion of the Aggregate Award Amount an amount equal to (x) $1.8 million multiplied by a fraction, the numerator of which is the Participant's Base Amount and the denominator of which is $1.2 million plus (y) all other amounts if any, allocable to such ineligible Participant will be retained by the Company.


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